Exhibit 10.12

Execution Version

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of June 24, 2021, by and between the shareholders of Agro Industries Corp (the “Shareholders”) listed as signatories to this Agreement (the “Contributing Party”), Agro Industries Corp., a Cayman Islands exempted company, with registered offices at 2nd Floor, Strathvale House, 90 North Church Street, George Town, Grand Cayman, Cayman Islands, PO Box 1103, KY1-1102 (the “Company”) and African Agriculture, Inc., a Delaware corporation (the “Receiving Party”). The Contributing Party, the Company and the Receiving Party are sometimes referred to herein together as the “Parties” and each a “Party.”

W I T N E S S E T H

WHEREAS, the Contributing Party desires to contribute to the Receiving Party 100% of its shareholding in the Company (the “Contribution”) in exchange for the Contributing Party’s receipt of shares in the Receiving Party (the “Receiving Party Shares”).

NOW, THEREFORE, in order to consummate the Contribution, and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Contributed Assets. The Contributing Party shall transfer, to the Receiving Party, all of the Contributing Party’s right, title and interest in shares of the Company. Following such Contribution, the Shareholders shall become shareholders of the Receiving Party pro rata their existing ownership in the Company, as particularized at Appendix A.

2. Assumed Liabilities. The Receiving Party, on behalf of itself and each of its successors and assigns, jointly and severally, shall indemnify and hold harmless the Contributing Party, against and in respect of any damages, liabilities, losses, claims, obligations, actions, suits, proceedings, demands, judgments, decrees, injunctions, stays, orders, liens and other similar encumbrances, assessments, judgments, taxes, fines, penalties, reasonable costs and expenses (whether or not arising out of third-party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing) incurred, suffered or sustained by the Contributing Party arising out of any failure to perform or discharge any assumed liability in connection with the Company. The Receiving Party represents and warrants that it has no present liabilities or obligations since the date of its incorporation.

3. Assignment of Contracts and Rights. Notwithstanding the foregoing, to the extent any contract or agreement that to which the Company is party (each a “Contract”) requires the waiver, consent or approval of any governmental authority or other third party in order for such Contract to be assigned to the Receiving Party pursuant to the Contribution, or if the execution, delivery and performance of the Contributing Party’s obligations under this Agreement would violate or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under or give rise to a right of termination of, any Contract, then this Agreement shall not constitute an agreement, or an attempt, to assign any such Contract, and following the execution of this Agreement, the Contributing Party will use its reasonable best efforts to obtain the waiver, consent or approval of those third parties that are required for the assignment of any such Contract to the Receiving Party. Unless and until such waiver, consent or approval is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Contributing Party thereunder so that the Receiving Party would not in fact receive all rights under such Contract, from and after the date of this Agreement, the Contributing Party and Receiving Party will cooperate in an arrangement (with all costs, fees and expenses of such arrangement to be borne by the Contributing Party) under which the Receiving Party would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting. sub-licensing, or subleasing to the Receiving Party, or under which the Contributing Party or the Receiving Party, as applicable, would enforce, for the benefit of the Receiving Party, with the Receiving Party assuming the Contributing Party’s obligations, as applicable, any and all rights of the Contributing Party, against a third party thereto.

4. Equity Interests. In consideration of the Contribution given to the Receiving Party and the assumption of the assumed liabilities pursuant to the Contribution, the Receiving Party hereby confirms that the Contributing Party will own 100% of the outstanding equity interests (all of the Shares) in the Receiving Party.

5. Further Assurances. Each Party hereby agrees that at any time, and from time to time, upon the reasonable request of the other Party, it will use commercially reasonable efforts to perform, execute, acknowledge and deliver all such further acts, deeds, assignments, conveyances, instruments or powers of attorney as may be necessary or appropriate to carry out the provisions of this Agreement with respect to the Contribution, including appropriate instruments of transfer, bills of sale and deeds consistent with the terms of this Agreement in such form as may reasonably be requested.

6. Captions. The captions and headings to the various sections, paragraphs and schedules of this Agreement are for convenience of reference only and shall not affect or control the meaning or interpretation of any of the provisions of this Agreement.

7. Integration. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

8. Severability. The invalidity of any provision or provisions of this Agreement shall not affect the validity of any other provision or provisions of this Agreement, which shall remain in full force and effect.

9. Interpretation. Unless a clear contrary intention appears: (a) the singular number shall include the plural, and vice versa; (b) reference to any gender includes each other gender; (c) reference to any agreement, document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (d) “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (e) all references in this Agreement to “Schedules,” “Sections” and “Exhibits” are intended to refer to Schedules, Sections and Exhibits to this Agreement, except as otherwise indicated; (f) the headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement; (g) “or” is used in the inclusive sense of “and/or”; (h) with respect to the determination of any period of time, “from” shall mean “from and including” and “to” shall mean “to but excluding”; and (i) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof.

10. Amendment: Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

11. Governing Law. This Agreement, and any disputes, actions, claims or causes of action arising out of or in connection with this Agreement, shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws.

12. Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Contribution Agreement as of the date first set forth above.

CONTRIBUTING PARTY:

GLOBAL COMMODITIES & INVESTMENTS LTD.

By:	/s/ Grainne Brady
Name:	GRAINNE BRADY
Title:	DIRECTOR

CHRIS NARBOROUGH

By:	/s/ Chris Narborough

GRAINNE BRADY

By:	/s/ Grainne Brady

DEE HUSSAIN

By:	/s/ Dee Hussain

SERGEY MATVEEV

By:	/s/ Sergey Matveev

PATRICE TIMIS

By:	/s/ Patrice Timis

FRANKY TIMIS

By:	/s/ Franky Timis

CARMEN TIMIS

By:	/s/ Carmen Timis

GORA SECK

By:	/s/ Gora Seck

RECEIVING PARTY:

AFRICAN AGRICULTURE, INC.

By:	/s/ Alan Kessler
Name:	ALAN KESSLER
Title:	CHAIRMAN AND CEO

COMPANY:

AGRO INDUSTRIES CORP.

By:	/s/ Grainne Brady
Name:	GRAINNE BRADY
Title:	DIRECTOR

APPENDIX A

AGRO INDUSTRIES CORP

CURRENT SHAREHOLDINGS

Shareholder Name	Number and Class of Shares Held	% Class Holding
Global Commodities & investments Ltd	84.164 Ordinary Voting	84.164%
Gore Seck	8.836 Ordinary Voting	8.836%
Grainne Brady	1 Ordinary Voting	1.00%
Chris Narborough	1 Ordinary Voting	1.00%
Sergey Matveev	1 Ordinary Voting	1.00%
Dee Hussain	1 Ordinary Voting	1.00%
Carmen Timis	1 Ordinary Voting	1.00%
Patrice Timis	1 Ordinary Voting	1.00%
Frank Timis Jr.	1 Ordinary Voting	1.00%